                          FORM 10-K DECEMBER 31, 1993

                                                      COMMISSION FILE NO. 1-8491


                                                                      EXHIBIT 22


               HECLA MINING COMPANY AND CONSOLIDATED SUBSIDIARIES

                           SUBSIDIARIES OF REGISTRANT

                               December 31, 1993




                                         State or Country      Percentage of
                                             in Which        Voting Securities
                                             Organized             Owned
                                         -----------------   -----------------
CoCa Mines Inc.                               Colorado             100    (A)
Colorado Aggregate Company of
   New Mexico                                 New Mexico           100    (A)
Consolidated Silver Corporation               Idaho                 67.5  (A)
Granduc Mines Limited(C)                      Canada                37.9  (B)
Hecla Mining Company of
  Canada Ltd.                                 Canada               100    (A)
Kentucky-Tennessee Clay Company               Delaware             100    (A)
K-T Clay de Mexico, S.A. de C.V.              Mexico               100    (A)
K-T Feldspar Corporation                      North Carolina       100    (A)
Minera Hecla, S.A. de C.V.                    Mexico               100    (A)
Mountain West Bark Products Inc.              Idaho                100    (A)



(A)    Included in the consolidated financial statements filed herewith.

(B) At December 31, 1993, the Company accounts for its common stock investment using the equity method.

(c)    Divested as of January 24, 1994.